Exhibit 99.1

Under Armour, Inc.
1020 Hull Street
Baltimore, MD 21230
CONTACTS
Investors:
Tom Shaw, CFA
Under Armour, Inc.
Tel: 410.843.7676
Media:
Diane Pelkey
Under Armour, Inc.
Tel: 410.246.5927
FOR IMMEDIATE RELEASE

UNDER ARMOUR UPDATES 2016 OUTLOOK

Baltimore, MD (May 31, 2016) - Under Armour, Inc. (NYSE: UA, UA.C) today announced that it is revising its previously issued outlook for the full year and second quarter of 2016 following recent developments related to the bankruptcy proceedings of The Sports Authority.

During the first quarter of 2016, the Company became aware of the potential restructuring of The Sports Authority. As previously stated, at that time the Company did not believe that the exposure to its receivables from The Sports Authority was materially impacted and the Company announced its intention to continue to support The Sports Authority as it proceeded through its restructuring, including support through continued sales in 2016.

Given the recent decision of the bankruptcy court to approve the liquidation of The Sport Authority’s business rather than a restructuring or sale of the ongoing business, the Company now expects to recognize an impairment charge of approximately $23 million related to The Sports Authority during the second quarter of 2016. In addition, due to the bankruptcy, the Company was only able to recognize $43 million of the originally planned $163 million in revenues with The Sports Authority for 2016.

As a result of this impairment as well as the loss of further planned sales to The Sports Authority, the Company now expects 2016 net revenues of approximately $4.925 billion, representing growth of 24% over 2015, and 2016 operating income of approximately $440 million to $445 million.

With regard to the second quarter of 2016, the Company continues to expect revenue growth to be in the high 20s percent range, consistent with previously issued guidance. However, as a result of the impairment noted above, operating income is now expected to range from $17 million to $19 million, and the Company’s tax rate for the second quarter is expected to be approximately 70%.

Kevin Plank, Chairman and CEO of Under Armour, stated “While The Sports Authority’s bankruptcy impacts our 2016 outlook, our brand’s momentum is stronger than ever as we continue to see growth and increased demand across all categories and geographies.  This one-time event will not impact our focus on making the best decisions for Under Armour through investments that protect and drive our growth.”
About Under Armour, Inc.
Under Armour (NYSE: UA, UA.C), the originator of performance footwear, apparel and equipment, revolutionized how athletes across the world dress. Designed to make all athletes better, the brand's innovative products are sold worldwide to athletes at all levels. The Under Armour Connected Fitness™ platform powers the world’s largest digital health and fitness community through a suite of applications: UA Record, MapMyFitness, Endomondo and MyFitnessPal. The Under Armour global headquarters is in Baltimore, Maryland. For further information, please visit the Company's website at www.uabiz.com.

Forward Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, and potential developments related to the bankruptcy of one of our customers. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,”  “potential” or the negative of these terms or other comparable terminology.  The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect consumer spending; the financial health of our retail customers; our ability to effectively manage our growth and a more complex global business; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; our ability to comply with trade and other regulations; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption in such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.